Exhibit 10.6

EIGHTH AMENDMENT TO A LEASE AGREEMENT

BETWEEN DOMINO’S FARMS OFFICE PARK LLC

(LANDLORD) AND DOMINO’S PIZZA LLC (TENANT)

THIS EIGHTH AMENDMENT TO A LEASE AGREEMENT is made November 4, 2016 by and between DOMINO’S FARMS OFFICE PARK LLC, a Michigan Limited Liability Company, f/k/a Domino’s Farms Office Park Limited Partnership (Landlord) and DOMINO’S PIZZA LLC (Tenant).

WHEREAS, Landlord entered into a Lease Agreement (the Lease) for a portion of the office building known as Domino’s Farms Prairie House located at 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48106 with Domino’s Pizza, Inc., whose successor in interest is Domino’s Pizza LLC (Tenant), for a term of five (5) years commencing as of December 21, 1998; and

WHEREAS, Landlord and Tenant extended the term of the Lease Agreement, included additional space as a part of the Premises, and incorporated additional provisions via a FIRST AMENDMENT TO LEASE dated August 8, 2002; and

WHEREAS, Landlord and Tenant amended the Lease on May 5, 2004 by replacing Section B (Premises) of the FIRST AMENDED STANDARD LEASE SUMMARY; and

WHEREAS, Landlord and Tenant amended the Lease on November 18, 2009 to clarify actual size of the warehouse and to add an additional 4,790 usable square feet of space, and

WHEREAS, Landlord and Tenant amended the Lease in April 2010 for the temporary lease of additional space, and

WHEREAS, Landlord and Tenant amended the Lease on August 28, 2012 to expand the primary Premises and extend the Term of the Lease, and

WHEREAS, Landlord and Tenant amended the Lease in February 2015 for the temporary lease of additional space, and

WHEREAS, via the Sixth Amendment to Lease, Landlord and Tenant amended the Lease in February 2015 to expand the primary Premises, and

WHEREAS, via a Seventh Amendment to Lease dated April 2016, Tenant absorbed an additional 6,448 rentable square feet (5,607 usable square feet) located at Lobby H on Level 3, and

WHEREAS, Tenant desires to further expand the Premises to which said Lease shall apply;

NOW, THEREFORE, Landlord and Tenant agree to the following:

Effective January 1, 2017, Tenant shall expand to the south of the Premises on the third level into the spaces formerly known as Business Leaders for Michigan (537 usable square feet), DCMA (3,288 usable square feet) and the common corridor connecting said suites (613 usable square feet). Said expansion will be a total of 4,438 usable square feet, equal to 5,104 rentable square feet. (See Rider A.)

Effective July 1, 2017, Tenant shall expand again to the south of the Premises on the third level into the space formerly known as William Davidson Institute (WDI). Said expansion will be 9,214 usable square feet, equal to 10,596 rentable square feet. (See Rider B.)

Tenant will accept the suites in “as-is” configuration and condition. Tenant shall be responsible for the cost of any modifications to the suites.

The Office Space, Lab Space and Conference Center square footage will now total 245,250 rentable square feet, based upon 213,261 usable square feet with a 15% common area factor.

Tenant shall have a First Right of Refusal for an expansion into an additional suite contiguous to the WDI suite. (See Rider C.) Said suite is 8,188 rentable square feet. Landlord will notify Tenant at such time that a viable tenant has been identified for said suite, and Tenant shall have five (5) business days to commit to or release the suite.

The rent for the additional suites shall be at the same rate and subject to the same annual increases as the Primary Premises. The term for these additional suites shall be co-terminus with the Primary Premises.

OPTION TO RENEW: Upon expiration of the Initial Term, provided that Tenant is not then in default beyond the expiration of any applicable grace and cure period after notice, Tenant may extend the term of the Lease for an additional term of five (5) years (the ”First Extended Term”) and Tenant may extend the term of this Lease for an additional term consisting of five (5) years (the “Second Extended Term”), upon the expiration of the First Extended Term, provided that Tenant has exercised its option for the First Extended Term and is not then in default beyond the expiration of any applicable grace and cure period after notice. The Tenant shall exercise the option(s) by notifying the Landlord in writing at least three hundred sixty (360) days before the then existing Term expires. The base annual rental for the First Extended Term shall increase each year to reflect the cost of living increase in accordance with any increase in the Consumer Price Index of the Bureau of Labor Statistics all items indexed for Detroit, Michigan or by two percent (2.0%), whichever is less, provided however, in no event shall the base rent as adjusted be reduced from the previous year. The base annual rent for the Second Extended Term shall increase each year to reflect the cost of living increase in accordance with any increase in the Consumer Price Index of the Bureau of labor Statistics all items indexed for Detroit, Michigan or by three percent (3.0%), whichever is less, provided however, in no event shall the base rent as adjusted be reduced from the previous year.

All other terms and conditions of the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have hereunto executed this EIGHTH AMENDMENT TO LEASE AGREEMENT as of the day and year first above written.

TENANT:		LANDLORD:
DOMINO’S PIZZA LLC		DOMINO’S FARMS OFFICE PARK LLC
(a Michigan limited liability company)		(a Michigan limited liability company)

By:	/s/ J. Patrick Doyle	By:	/s/ Paul R. Roney
Paul R. Roney
Its:	President and CEO	Its:	Manager

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